Exhibit 99.2

Q1 2014 Earnings Call January 22, 2014

Forward-Looking Statements -- This presentation contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this presentation include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications networks and consumer devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2013 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports filed by us with the U.S. Securities and Exchange Commission. Non-GAAP Measures -- Where we have used non-GAAP financial measures, reconciliations to the most comparable GAAP measure are provided, along with a disclosure on the usefulness of the non-GAAP measure, in this presentation. Forward-Looking Statements and Non-GAAP Measures page 2 / January 2014

Summary Organic Sales Growth, Adjusted EPS, Adjusted Operating Margin, and Free Cash Flow are non-GAAP measures; see Appendix for description and reconciliation. Sales of $3.33 billion; up 7% organically versus prior year Adjusted EPS of $0.82, a Q1 record and up 26% versus prior year Adjusted Operating Margin of 14.6%, up 220 basis points versus prior year Free Cash Flow of $266 million; returned $315 million to shareholders Book-to-Bill of 1.03, orders up 8% excluding Subsea Communications Increased full year outlook $14 billion of revenue at the mid-point, up 5% versus the prior year Adjusted EPS of $3.75 at the mid-point, up 16% versus the prior year Strong Start to the Fiscal Year page 3 / January 2014

Q1 Revenue Summary Organic Sales Growth is a non-GAAP measure; see Appendix for description and reconciliation. ($ in Millions) page 4 7 Percent Organic Growth / January 2014 Actual Organic Segment Q1 FY14 Q1 FY13 Growth Growth Transportation Solutions $1,440 $1,264 14% 14% Industrial Solutions 763 720 6% 6% Network Solutions 713 734 (3%) -% Consumer Solutions 410 416 (1%) 1% Total $3,326 $3,134 6% 7%

Transportation Solutions Q1 Summary Organic Sales Growth, Adjusted Operating Income, and Adjusted Operating Margin are non-GAAP measures; see Appendix for description and reconciliation. page 5 ($ in Millions) / January 2014 Revenue up 14%; global vehicle production up ~4% Double-digit sales increases in all regions Industrial transportation up due to increasing heavy truck production and impact of changing emissions standards Adjusted operating margin improved due to volume increases, product mix and productivity 14% 14% $1,440 17% 12% 523 11% 16% 584 15% 13% $333 Growth Rates Actual Organic Sales $1,440 14% 14% Orders $1,468 13% 13% Book to Bill 1.02 Adj. Operating Income $297 45% Adj. Operating Margin 20.6% Sales by Business Growth Rates Actual Organic Automotive $1,440 14% 14% Transportation Solutions $1,440 14% 14% Sales by Region Region Americas EMEA Asia-Pacific Total Q1FY14 Actual Growth Organic Growth

Industrial Solutions Q1 Summary Organic Sales Growth, Adjusted Operating Income, and Adjusted Operating Margin are non-GAAP measures; see Appendix for description and reconciliation. page 6 ($ in Millions) / January 2014 Increasing demand for Industrial equipment due to improving economic conditions Commercial aerospace and oil & gas markets remain strong, military down slightly Energy generation market up but distribution and transmission markets still weak Adjusted operating margin up 120 basis points due to improved volumes and TEOA 6% 6% $763 22% 14% 148 2% 5% 319 4% 3% $296 Sales by Business Growth Rates Actual Organic Industrial Equipment $322 9% 10% Aerospace, Defense, Oil, and Gas 248 4% 4% Energy 193 3% 4% Industrial Solutions $763 6% 6% Growth Rates Actual Organic Sales $763 6% 6% Orders $810 9% 9% Book to Bill 1.06 Adj. Operating Income $100 16% Adj. Operating Margin 13.1% Sales by Region Region Americas EMEA Asia-Pacific Total Q1FY14 Actual Growth Organic Growth

Network Solutions Q1 Summary ($ in Millions) Organic Sales Growth, Adjusted Operating Income, and Adjusted Operating Margin are non-GAAP measures; see Appendix for description and reconciliation. page 7 / January 2014 Telecom Networks growth driven by fiber growth in EMEA and South America Data Communications revenue down due to product divestitures and market conditions Adjusted operating margin down due to product line exits and asset write-off offsetting restructuring benefits Sales by Region (excluding Subsea Communications) Sales By Business Growth Rates Actual Organic Telecom Networks $313 11% 11% Data Communications 164 (18)% (8)% Enterprise Networks 151 3% 6% Subsea Communications 85 (21)% (21)% Network Solutions $713 (3)% -% Growth Rates Actual Organic Sales $713 (3)% -% Orders $724 14% 18% Orders ex SubCom $632 3% 7% Book to Bill 1.02 B:B ex SubCom 1.01 Adj. Operating Income $51 (15)% Adj. Operating Margin 7.2% Actual Organic Region Q1 FY14 Growth Growth Americas $263 (1)% -% EMEA 191 12% 9% Asia-Pacific 173 (8)% 5% Total $628 -% 4%

Consumer Solutions Q1 Summary Organic Sales Growth, Adjusted Operating Income, and Adjusted Operating Margin are non-GAAP measures; see Appendix for description and reconciliation. page 8 ($ in Millions) / January 2014 Consumer devices above expectations; decline versus prior year driven by decline in PC and feature phone markets Appliances growth driven by increasing demand in U.S. and China on improving economic conditions Adjusted operating margin similar to the prior year 291 54 Sales by Business Growth Rates Actual Organic Consumer Devices $258 (6)% (3)% Appliances 152 8% 8% Consumer Solutions $410 (1)% 1% Growth Rates Actual Organic Sales $410 (1)% 1% Orders $412 (4)% (2)% Book to Bill 1.00 Adj. Operating Income $38 (3)% Adj. Operating Margin 9.3% Sales by Region Actual Organic Region Q1 FY14 Growth Growth Americas $65 5% 7% EMEA 54 (11)% (15)% Asia-Pacific 291 (1)% 3% Total $410 (1)% 1%

Q1 Financial Summary ($ in Millions, except per share amounts) Adjusted Operating Income, Adjusted Operating Margin and Adjusted EPS are non-GAAP measures; see Appendix for description and reconciliation. page 9 / January 2014 $ 0.65 $ 0.82 (0.16) (0.04) 0.01 - 0.15 0.01 $ 0.65 $ 0.85 12.4% 14.6% 9.3% 14.4% $ 390 $ 486 5 - 92 7 $ 293 $ 479 $ 3,134 $ 3,326 ($ in Millions, except per share amounts) Net Sales Operating Income Restructuring & Other Charges, net Acquisition Related Charges Adjusted Operating Income Operating Margin Adjusted Operating Margin GAAP Earnings Per Share Restructuring & Other Charges, net Acquisition Related Charges Tax Items Adjusted EPS

Q1 Operating Results & Other Items ($ in Millions) Adjusted Other Income, Adjusted Income Tax Expense and Adjusted Effective Tax Rate are non-GAAP measures; see Appendix for description and reconciliation. Gross Margin Percentage Operating Expenses Other Items page 10 / January 2014 Q1 FY13 Q2 FY13 Q3 FY13 Q4 FY13 Q1 FY14 Series1 31.6% 32.2% 32.8% 33.7% 33.6% 30% 31% 32% 33% 34% 35% Q1 FY14 Q1 FY13 RD&E 164 $ 171 $ SG&A 467 428 Total 631 $ 599 $ % of Sales RD&E 4.9% 5.5% SG&A 14.0% 13.7% ($ in Millions) Q1 FY14 Q1 FY13 Interest Expense, Net (29) $ (33) $ Adjusted Other Income, Net 7 $ 5 $ Income Tax (Expense) Benefit (127) $ 245 $ Effective Tax Rate 26.3% NM 1 Adj. Income Tax Expense (121) $ (84) $ Adj. Effective Tax Rate 26.1% 23.2% 1 Not Meaningful

Q1 Balance Sheet and Cash Flow Summary Free Cash Flow is a non-GAAP measure; see Appendix for description. Liquidity, Cash & Debt Free Cash Flow and Working Capital page 11 / January 2014 ($ in Millions) Q1 FY14 Q1 FY13 Cash from Continuing Operations 387 $ 393 $ Capital expenditures, net (121) (124) Pre-separation tax payments, net - 35 Free Cash Flow 266 $ 304 $ A/R - $ 2,284 $ 2,211 $ Days Sales Outstanding 62 63 Inventory (Excl. CIP) - $ 1,809 $ 1,768 $ Days on Hand 74 74 Accounts Payable - $ 1,361 $ 1,264 $ Days Outstanding 56 53 Liquidity Summary ($ in Millions) Q1 FY14 Q1 FY13 Beginning Cash Balance 1,403 $ 1,589 $ Free Cash Flow 266 304 Dividends (103) (89) Share repurchases (210) (167) Proceeds from exercise of share options 57 16 Pre-separation tax payments, net - (35) Net increase (decrease) in long-term debt 20 (714) Net increase (decrease) in commercial paper (25) 50 Other (11) 18 Ending Cash Balance 1,397 $ 972 $ Total Debt 2,998 $ 3,038 $

Q2 Outlook^

($ in Millions, except per share amounts)

Sales	$3,400	to	$3,500
Y/Y Growth			
Actual	*4%*		*7%*
*Organic**	*5%*		*8%*
Adjusted EPS*	$0.88	to	$0.92
Y/Y Growth	*16%*		*21%*

Transportation Solutions

- ✓ Revenue up 10-12% vs. prior year
- ✓ Global auto production expected to be up ~5% vs. prior year
  - ✓ Asia up ~7%
  - ✓ North America up ~6%
  - ✓ EMEA up ~3%

Industrial Solutions

- ✓ Revenue up 5-7% vs. prior year
- ✓ Industrial Equipment and Aerospace, Defense, Oil, and Gas up ~7-10% ; Energy down low single digits

Network Solutions

- ✓ Revenue about flat vs. prior year
- ✓ Telecom Networks and Enterprise Networks growth offset by declines in Data Communications and Subsea Communications
- ✓ Subsea Communications revenues of ~$75 million

Consumer Solutions

- ✓ Revenue down 3-4% vs. prior year
- ✓ Growth in Appliances offset by weak Consumer Devices demand

Revenue up 4-7% and adjusted EPS up 16-21% versus prior year

^ Assumes foreign exchange rates and commodity prices that are consistent with current levels.
* Organic Sales Growth and Adjusted EPS are non-GAAP measures; see Appendix for description.

page 12 / January 2014

TE connectivity

FY14 Outlook^

($ in Millions, except per share amounts)

Sales	$13,800	to	$14,200
Y/Y Growth			
Actual	*4%*		*7%*
*Organic**	*4%*		*7%*
Adjusted EPS*	$3.65	to	$3.85
Y/Y Growth	*13%*		*19%*

Transportation Solutions – up ~10% vs. prior year

- ✓ Global auto production expected to be up ~4%
  - ✓ Asia up ~5%
  - ✓ North America up ~5%
  - ✓ EMEA up ~3%

Industrial Solutions – up 4-6% vs. prior year

- ✓ Industrial Equipment up mid single digits on continued macro improvement
- ✓ Aerospace, Defense, Oil, and Gas up high single digits with continued strength in commercial aero and oil & gas markets
- ✓ Energy down slightly due to EMEA weakness

Network Solutions – flat vs. prior year

- ✓ Telecom Networks up mid single digits
- ✓ Enterprise Networks up slightly
- ✓ Subsea Communications up slightly due to stronger second half
- ✓ Data Communications down ~10-13% due to product line exits and market softness

Consumer Solutions – flat vs. prior year

- ✓ Appliances up low single digits
- ✓ Consumer Devices down slightly- PC market declines offset growth in smartphones and tablets

Raised mid-point of adjusted EPS guidance $0.10 to $3.75

^ Assumes foreign exchange rates and commodity prices that are consistent with current levels.
* Organic Sales Growth and Adjusted EPS are non-GAAP measures; see Appendix for description.

page 13 / January 2014

TE connectivity

Q&A page 14 / January 2014

Appendix page 15 / January 2014

Non-GAAP Measures “Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Effective Tax Rate,” ”Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP* results. “Organic Sales Growth” is a useful measure used by us to measure the underlying results and trends in the business. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency exchange rates and acquisitions and divestitures, if any. Organic Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. The limitation of this measure is that it excludes items that have an impact on our sales. This limitation is best addressed by using organic sales growth in combination with the GAAP results. We present operating income before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Income”). We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It also is a significant component in our incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any, that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. We present operating margin before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Margin”). We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. It also is a significant component in our incentive compensation plans. This measure should be considered in conjunction with operating margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to operating margin. We present other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any (“Adjusted Other Income, Net”). We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net. This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. We present income tax expense after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any (“Adjusted Income Tax Expense”). We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense. This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. We present effective income tax rate after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any (“Adjusted Effective Tax Rate”). We present Adjusted Effective Tax Rate to provide investors further information regarding the tax rate effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Effective Tax Rate and effective income tax rate (the most comparable GAAP measure) is the tax rate effect of the adjusting items and certain significant special tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the effective income tax rate. This limitation is best addressed by using Adjusted Effective Tax Rate in combination with effective income tax rate (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. * U.S. Generally Accepted Accounting Principles page 16 / January 2014

Non-GAAP Measures (cont.) We present income from continuing operations attributable to TE Connectivity Ltd. before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”). We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. We present diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Earnings Per Share”). We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. It also is a significant component in our incentive compensation plans. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. “Free Cash Flow” (FCF) is a useful measure of our ability to generate cash. It also is a significant component in our incentive compensation plans. The difference between net cash provided by continuing operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe free cash flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. FCF is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. They are subtracted because they represent long-term commitments. Voluntary pension contributions are excluded from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters, also are considered by management in evaluating free cash flow. We believe investors should also consider these items in evaluating our free cash flow. We forecast our cash flow results excluding any voluntary pension contributions because we have not yet made a determination about the amount and timing of any such future contributions. In addition, our forecast excludes the cash impact of special items because we cannot predict the amount and timing of such items. FCF as presented herein may not be comparable to similarly-titled measures reported by other companies. The primary limitation of this measure is that it excludes items that have an impact on our GAAP cash flow. Also, it subtracts certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP measure indicates. This limitation is best addressed by using FCF in combination with the GAAP cash flow results. It should not be inferred that the entire free cash flow amount is available for future discretionary expenditures, as our definition of free cash flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of free cash flow. Because we do not predict the amount and timing of special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, we do not provide reconciliations to GAAP of our forward-looking financial measures. page 17 / January 2014

Reconciliation of Net Sales Growth– Q1 14 vs. Q1 13

	Change in Net Sales for the Quarter Ended December 27, 2013 versus Net Sales for the Quarter Ended December 28, 2012						Percentage of Segment's Total Net Sales for the Quarter Ended December 27, 2013
	Organic [1]		Translation [2]	Divestitures	Total		
	($ in millions)						
Transportation Solutions [3]:							
Automotive	$ 176	13.9 %	$ -	$ -	$ 176	13.9 %	100 %
Total	176	13.9	-	-	176	13.9	100 %
Industrial Solutions [3]:							
Industrial Equipment	28	9.5	(1)	-	27	9.2	42
Aerospace, Defense, Oil, and Gas	9	3.5	1	-	10	4.2	33
Energy	8	4.4	2	(4)	6	3.2	25
Total	45	6.2	2	(4)	43	6.0	100 %
Network Solutions [3]:							
Telecom Networks	31	10.9	1	-	32	11.4	44
Data Communications	(16)	(8.2)	-	(19)	(35)	(17.6)	23
Enterprise Networks	9	5.9	(4)	-	5	3.4	21
Subsea Communications	(23)	(21.1)	-	-	(23)	(21.3)	12
Total	1	0.2	(3)	(19)	(21)	(2.9)	100 %
Consumer Solutions [3]:							
Consumer Devices	(9)	(3.3)	(8)	-	(17)	(6.2)	63
Appliances	13	8.3	(2)	-	11	7.8	37
Total	4	0.7	(10)	-	(6)	(1.4)	100 %
Total	$ 226	7.2 %	$ (11)	$ (23)	$ 192	6.1 %	

[1] Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this appendix.

[2] Represents the change in net sales resulting from changes in foreign currency exchange rates.

[3] Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

page 18 / January 2014

Reconciliation of Net Sales Growth by Segment and Geography – Q1 14 vs. Q1 13

Change in Net Sales for the Quarter Ended December 27, 2013 versus Net Sales for the Quarter Ended December 28, 2012

	Organic [1]		Translation [2]	Divestitures	Total	
	($ in millions)					
Transportation Solutions:						
EMEA	$ 54	10.8 %	$ 26	$ -	$ 80	15.9 %
Asia–Pacific	78	16.9	(20)	-	58	12.5
Americas	44	14.9	(6)	-	38	12.9
Total	176	13.9	-	-	176	13.9
Industrial Solutions:						
EMEA	7	2.4	13	(4)	16	5.3
Asia–Pacific	28	21.8	(10)	-	18	13.8
Americas	10	3.5	(1)	-	9	3.1
Total	45	6.2	2	(4)	43	6.0
Network Solutions:						
EMEA	15	9.0	6	(1)	20	11.6
Asia–Pacific	8	4.8	(7)	(16)	(15)	(8.0)
Americas	(22)	(5.8)	(2)	(2)	(26)	(7.0)
Total	1	0.2	(3)	(19)	(21)	(2.9)
Consumer Solutions:						
EMEA	(9)	(15.3)	2	-	(7)	(11.5)
Asia–Pacific	9	2.8	(11)	-	(2)	(0.7)
Americas	4	7.0	(1)	-	3	4.8
Total	4	0.7	(10)	-	(6)	(1.4)
Total:						
EMEA	67	6.5	47	(5)	109	10.5
Asia–Pacific	123	11.5	(48)	(16)	59	5.5
Americas	36	3.6	(10)	(2)	24	2.4
Total	$ 226	7.2 %	$ (11)	$ (23)	$ 192	6.1 %

[1] Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this appendix.

[2] Represents the change in net sales resulting from changes in foreign currency exchange rates.

page 19 / January 2014

page 20 / January 2014 Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended December 27, 2013 Restructuring and Other Tax Adjusted U.S. GAAP Charges, Net Items (1) (Non-GAAP) (2) Operating Income: Transportation Solutions 296 $ 1 $ - $ 297 $ Industrial Solutions 99 1 - 100 Network Solutions 46 5 - 51 Consumer Solutions 38 - - 38 Total 479 $ 7 $ - $ 486 $ Operating Margin 14.4% 14.6% Other Income, Net 32 $ - $ (25) $ 7 $ Income Tax Expense (127) $ (1) $ 7 $ (121) $ Effective Tax Rate 26.3% 26.1% Income from Continuing Operations Attributable to TE Connectivity Ltd. 355 $ 6 $ (18) $ 343 $ Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd. 0.85 $ 0.01 $ (0.04) $ 0.82 $ (2) See description of non-GAAP measures contained in this appendix. (1) Includes income tax expense related to adjustments to prior year income tax returns. In addition, other income includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters, including $18 million related to our share of a settlement agreement entered into by Tyco International with a former subsidiary. ($ in millions, except per share data) Adjustments

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended December 28, 2012 page 21 / January 2014 Acquisition Restructuring Related and Other Tax Adjusted U.S. GAAP Charges Charges, Net Items (1) (Non-GAAP) (2) Operating Income: Transportation Solutions 192 $ 3 $ 10 $ - $ 205 $ Industrial Solutions 72 2 12 - 86 Network Solutions 36 - 24 - 60 Consumer Solutions (7) - 46 - 39 Total 293 $ 5 $ 92 $ - $ 390 $ Operating Margin 9.3% 12.4% Other Income (Expense), Net (226) $ - $ - $ 231 $ 5 $ Income Tax (Expense) Benefit 245 $ (1) $ (27) $ (301) $ (84) $ Effective Tax Rate NM (3) 23.2% Income from Continuing Operations Attributable to TE Connectivity Ltd. 279 $ 4 $ 65 $ (70) $ 278 $ Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd. 0.65 $ 0.01 $ 0.15 $ (0.16) $ 0.65 $ (3) Not meaningful. (2) See description of non-GAAP measures contained in this appendix. ($ in millions, except per share data) (1) Includes $331 million of income tax benefits associated with the settlement of an audit of prior year tax returns as well as the related impact of $231 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax expense related to adjustments to prior year income tax returns and the estimated impacts of certain intercompany dividends. Adjustments

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended March 29, 2013 page 22 / January 2014 Acquisition Restructuring Related and Other Tax Adjusted U.S. GAAP Charges Charges, Net Items (1) (Non-GAAP) (2) Operating Income: Transportation Solutions 241 $ 1 $ 18 $ - $ 260 $ Industrial Solutions 79 2 21 - 102 Network Solutions 19 - 26 - 45 Consumer Solutions 20 - 16 - 36 Total 359 $ 3 $ 81 $ - $ 443 $ Operating Margin 11.0% 13.6% Other Income, Net 9 $ - $ - $ (1) $ 8 $ Income Tax Expense (60) $ (1) $ (24) $ (13) $ (98) $ Effective Tax Rate 17.8% 23.3% Income from Continuing Operations Attributable to TE Connectivity Ltd. 278 $ 2 $ 57 $ (14) $ 323 $ Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd. 0.66 $ - $ 0.13 $ (0.03) $ 0.76 $ ($ in millions, except per share data) (1) Reflects income tax benefits recognized in connection with the lapse of statutes of limitations for examinations of prior year income tax returns in certain non-U.S. locations partially offset by income tax expense related to adjustments to prior year income tax returns. (2) See description of non-GAAP measures contained in this appendix. Adjustments

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Year Ended September 27, 2013

	U.S. GAAP	Adjustments: Acquisition Related Charges	Adjustments: Restructuring and Other Charges, Net	Adjustments: Tax Items [1]	Adjusted (Non-GAAP) [2]
	($ in millions, except per share data)				
Operating Income:					
Transportation Solutions	$ 972	$ 7	$ 38	$ -	$ 1,017
Industrial Solutions	362	7	62	-	431
Network Solutions	136	-	125	-	261
Consumer Solutions	86	-	86	-	172
Total	$ 1,556	$ 14	$ 311	$ -	$ 1,881
Operating Margin	11.7%				14.2%
Other Income (Expense), Net	$ (183)	$ -	$ -	$ 213	$ 30
Income Tax (Expense) Benefit	$ 29	$ (5)	$ (90)	$ (354)	$ (420)
Effective Tax Rate	NM[3]				23.5%
Income from Continuing Operations Attributable to TE Connectivity Ltd.	$ 1,276	$ 9	$ 221	$ (141)	$ 1,365
Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$ 3.02	$ 0.02	$ 0.52	$ (0.33)	$ 3.23

[1] Includes $331 million of income tax benefits associated with the settlement of an audit of prior year income tax returns as well as the related impact of $231 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax expense related to adjustments to prior year income tax returns, income tax benefits recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards, and income tax benefits recognized in connection with the lapse of statutes of limitations for examinations of prior year income tax returns. In addition, the other income adjustment includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters.

[2] See description of non-GAAP measures contained in this appendix.

[3] Not meaningful.

page 23 / January 2014

TE connectivity

Realignment of Certain Businesses – Impact to Net Sales page 24 / January 2014 For the Quarters Ended For the Years Ended September 27, June 28, March 29, December 28, September 28, June 29, March 30, December 30, September 27, September 28, Segment and Industry End Markets 2013 2013 2013 2012 2012 2012 2012 2011 2013 2012 ($ in millions) Industrial Solutions: Industrial Equipment 31 $ 29 $ 27 $ 24 $ 23 $ 31 $ 31 $ 29 $ 111 $ 114 $ Aerospace, Defense, Oil, and Gas (5) (5) (5) (4) - - - - (19) - Total 26 $ 24 $ 22 $ 20 $ 23 $ 31 $ 31 $ 29 $ 92 $ 114 $ Consumer Solutions: Appliances (26) $ (24) $ (22) $ (20) $ (23) $ (31) $ (31) $ (29) $ (92) $ (114) $ Total (26) $ (24) $ (22) $ (20) $ (23) $ (31) $ (31) $ (29) $ (92) $ (114) $

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